Exhibit 99.1

PRESS RELEASE

DOLLAR TREE TO PRESENT AT THE MERRILL LYNCH RETAILING LEADERS AND

HOUSEHOULD PRODUCTS & COSMETICS CONFERENCE

CHESAPEAKE, Va. – March 18, 2005 – Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation’s leading operator of single-price point dollar stores, will participate in the Merrill Lynch Retailing Leaders and Household Products & Cosmetics Conference being held on March 22 – 24, 2005, at The Pierre, in New York City. Dollar Tree’s presentation is scheduled for Wednesday, March 23, at approximately 10:00 am EST. Bob Sasser, President and CEO, will discuss Dollar Tree’s business and growth plans. A live audio-only web cast of the Company’s presentation at the Merrill Lynch conference will be available on Dollar Tree’s web site, www.DollarTree.com. A replay will be available within 24 hours of the presentation and can be accessed at the same location. This replay will be available until midnight Monday, March 28, 2005.

CONTACT:	Dollar Tree Stores, Inc., Chesapeake
Kent Kleeberger, 757-321-5000
www.DollarTree.com